Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund 2, Inc.
33-46940, 811-06621

A special meeting of shareholders was held on May 15, 2009. At this meeting the shareholders were asked to approve the issuance of additional common shares of the Fund in connection with a Reorganization. The meeting was subsequently adjourned to June 17, 2009, July 24, 2009 and July 31, 2009.

Voting results are as follows:


 Common shares
  MuniPreferred shares voting together as a class

  MuniPreferred- Series M

  MuniPreferred- Series T

  MuniPreferred- Series W

  MuniPreferred- Series TH

  MuniPreferred- Series F

  MuniPreferred- Series F2

To approve the issuance of additional common shares of Nuveen Premium Income
Municipal Fund 2, Inc. in connection with the Reorganization.








   For
             20,989,753







   Against
               2,411,154







   Abstain
                 900,018







      Total
             24,300,925


































To approve an Agreement and Plan of Reorganization (the  Agreement ), pursuant to which Nuveen Florida Investment Quality Municipal Fund and Nuveen Florida Quality
 Income Municipal Fund (each an  Acquired Fund  and collectively, the  Acquired Funds )
would (i) transfer all of its assets to Nuveen Premium Income Municipal Fund 2, Inc.
(the  Acquiring Fund ) in exchange solely for shares of common stock and shares of
Municipal Auction Rate Cumulative Preferred stock ( MuniPreferred ) of the
Acquiring Fund and the Acquiring Funds assumption of all the liabilities of the
Acquired Fund, (ii) distribute such shares of the Acquiring Fund to the common shareholders and MuniPreferred shareholders of the Acquired Fund and (iii) be liquidated, dissolved and terminated in accordance with the Acquired Funds Declaration of Trust (the
  Reorganization ).









   For

10,982
1,617
2,358
1,591
2,387
1,498
1,531
   Against

117
17
23
-
62
10
5
  Abstain

243
-
70
43
3
127
-
      Total

11,342
1,634
2,451
1,634
2,452
1,635
1,536

Proxy materials are herein incorporated by reference to the SEC filing on April 16, 2009, under Conformed Submission FO RM N-14 8C/A, accession number 0000950137-09-003050.

In addition:


The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             18,562,252
                    6,547
   Against
               1,386,153
                       692
   Abstain
                  652,744
                         34
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             18,621,352
                    6,569
   Against
               1,307,530
                       661
   Abstain
                  672,267
                         43
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             18,477,819
                    6,564
   Against
               1,438,169
                       666
   Abstain
                  685,161
                         43
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
             18,437,403
                    6,608
   Against
               1,491,009
                       622
   Abstain
                  672,737
                         43
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



To approve the elimination of the fundamental policy relating to commodities.


   For
             18,466,978
                    6,567
   Against
               1,422,332
                       663
   Abstain
                  711,839
                         43
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



To approve the new fundamental policy relating to commodities.


   For
             18,450,050
                    6,567
   Against
               1,392,695
                       663
   Abstain
                  758,404
                         43
   Broker Non-Votes
               5,796,330
                       583
      Total
             26,397,479
                    7,856



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014929.